UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2010

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

          On September 30, 2010, Spartan Stores, Inc. (the "Company") entered into an amendment to its existing Senior Secured Credit Facility between the Company and its subsidiaries and Wells Fargo Capital Finance, LLC, Key Bank National Association, Bank of America, N.A., PNC Bank N.A., General Electric Capital Corporation, and Fifth Third Bank.

          The amendment to the credit facility clarifies the dollar limit on the Company's quarterly capital expenditures through the remaining term of the facility, except that such limit applies only if excess availability under the Credit Facility is less than $20,000,000.

          The foregoing brief description of the amendment is qualified in its entirety by the amendment itself, which is attached to this Report as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

10

Amendment No. 9 to Loan and Security Agreement dated September 30, 2010 between Spartan Stores, Inc. and its subsidiaries and Wells Fargo Capital Finance, LLC, Key Bank National Association, Bank of America, N.A., PNC Bank N.A., General Electric Capital Corporation, and Fifth Third Bank.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2010	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10

Amendment No. 9 to Loan and Security Agreement dated September 30, 2010 between Spartan Stores, Inc. and its subsidiaries and Wells Fargo Capital Finance, LLC, Key Bank National Association, Bank of America, N.A., PNC Bank N.A., General Electric Capital Corporation, and Fifth Third Bank.